                                                                       EXHIBIT 2

-------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                 BUFFETS, INC.,

                             BIG BOY HOLDINGS, INC.,

                                       AND

                           BIG BOY MERGER CORPORATION

                            DATED AS OF JUNE 4, 2000

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I  THE MERGER.............................................................................................1
       1.01  Merger...............................................................................................1
       1.02  Effective Time of the Merger.........................................................................1
       1.03  Articles of Incorporation and By-Laws of the Surviving Corporation...................................2
       1.04  Board of Directors and Officers of the Surviving Corporation.........................................2
       1.05  Conversion of Shares.................................................................................2
       1.06  Dissenters' Rights...................................................................................3
       1.07  Stock Options........................................................................................3
       1.08  Payment for Shares...................................................................................4
       1.09  No Further Rights or Transfers.......................................................................5
       1.10  Tender Offer.........................................................................................5

ARTICLE II  CLOSING...............................................................................................6
       2.01  Generally............................................................................................6
       2.02  Deliveries at the Closing............................................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................................................6
       3.01  Representations and Warranties of the Company........................................................6
       3.02  Representations and Warranties of Buyer and Buyer Subsidiary........................................21

ARTICLE IV  CONDUCT AND TRANSACTIONS BEFORE THE EFFECTIVE TIME...................................................24
       4.01  Operation of Business of the Company Until Effective Time...........................................24
       4.02  Shareholders' Meeting; Proxy Material...............................................................26
       4.03  No Shopping.........................................................................................26
       4.04  Access to Information...............................................................................27
       4.05  Amendment of the Company's Employee Plans...........................................................27
       4.06  HSR Act.............................................................................................27
       4.07  Certain Resignations................................................................................28
       4.08  Confidentiality Agreement...........................................................................28
       4.09  Options.............................................................................................28
       4.10  Amendment to Rights Agreement.......................................................................28
       4.11  Additional Agreements:  Reasonable Efforts..........................................................28
       4.12  Substitute Financing................................................................................28

ARTICLE V  CONDITIONS PRECEDENT..................................................................................29
       5.01  Conditions to the Obligations of Buyer and Buyer Subsidiary.........................................29
       5.02  Conditions to the Obligations of the Company........................................................30

ARTICLE VI  CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME....................................................31
   6.01   Employee Matters.......................................................................................31
   6.02   Indemnification........................................................................................32
   6.03   Directors and Officers Liability Insurance.............................................................32


ARTICLE VII  TERMINATION AND ABANDONMENT.........................................................................33
       7.01  Generally...........................................................................................33
       7.02  Procedure and Effect of Termination and Abandonment.................................................34

ARTICLE VIII  MISCELLANEOUS PROVISIONS...........................................................................34
       8.01  Termination of Representations and Warranties of the Company........................................34
       8.02  Amendment and Modification..........................................................................34
       8.03  Waiver of Compliance; Consents......................................................................35
       8.04  Expenses and Termination Fee........................................................................35
       8.05  Press Releases and Public Announcements.............................................................37
       8.06  Additional Agreements...............................................................................37
       8.07  Notices.............................................................................................37
       8.08  Assignment..........................................................................................38
       8.09  Interpretation......................................................................................38
       8.10  Governing Law.......................................................................................39
       8.11  Counterparts........................................................................................39
       8.12  Headings; Internal References.......................................................................39
       8.13  Entire Agreement....................................................................................39
       8.14  Severability........................................................................................39
       8.15  Disclosure Letter...................................................................................39

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is dated as of June 4, 2000, among Buffets, Inc., a Minnesota corporation (the "Company"), Big Boy Holdings, Inc., a Delaware corporation ("Buyer"), and Big Boy Merger Corporation, a Minnesota corporation and a wholly owned subsidiary of Buyer ("Buyer Subsidiary" and, together with the Company, sometimes referred to as the "Constituent Corporations").

                                    RECITALS

         Buyer desires to acquire the Company by effecting a merger (the "Merger") of Buyer Subsidiary with and into the Company under the terms hereof, whereby the shareholders of the Company will receive cash for their shares of capital stock of the Company.

         The Board of Directors of each of the Constituent Corporations deems the Merger desirable and in the best interests of the shareholders of the Constituent Corporation.

                                    AGREEMENT

         Now, therefore, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 MERGER. At the Effective Time (as defined in Section 1.02), and in accordance with the terms of this Agreement and the Minnesota Business Corporation Act (the "Minnesota Act"), Buyer Subsidiary shall be merged with and into the Company, the separate corporate existence of Buyer Subsidiary shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation"). At the Effective Time, the Merger shall have the other effects provided in the applicable provisions of the Minnesota Act.

         1.02 EFFECTIVE TIME OF THE MERGER. Subject to, and promptly following (but not more than one business day (unless the Company and Buyer shall otherwise mutually agree)), the receipt of the vote of the shareholders of the Company approving this Agreement and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in Article V of this Agreement, the Company and Buyer Subsidiary shall execute in the manner required by the Minnesota Act and deliver for filing to the Secretary of State of the State of Minnesota articles of merger with respect to the Merger ("Articles of Merger"). The Merger shall become effective upon the filing of the Articles of Merger with the Minnesota Secretary of State in accordance with Section 302A.615 of the Minnesota Act. The term "Effective Time" means the date and time when the Merger becomes effective.

         1.03 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation of Buyer Subsidiary in effect immediately before the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the laws of the State of Minnesota and such Articles of Incorporation. The By-Laws of Buyer Subsidiary in effect immediately before the Effective Time shall be the By-Laws of the Surviving Corporation, until further amended in accordance with the laws of the State of Minnesota, the Articles of Incorporation of the Surviving Corporation, and such By-Laws.

         1.04 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Buyer Subsidiary immediately before the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the Articles of Incorporation or By-Laws of the Surviving Corporation. The officers of the Company immediately before the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

         1.05 CONVERSION OF SHARES. The manner and basis of converting the shares of stock of each of the Constituent Corporations shall be as follows:

                  (a) At the Effective Time, each share of Common Stock of the Company, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately before the Effective Time (other than (i) Dissenting Shares (as defined below) and (ii) shares of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive $13.85 in cash (the "Merger Consideration"), without interest.

                  (b) At the Effective Time, each share of Common Stock of Buyer Subsidiary, par value $.01 per share, issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one fully paid and nonassessable share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"), which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of Common Stock of Buyer Subsidiary shall be deemed for all purposes to evidence ownership and to represent the same number of shares of Surviving Corporation Common Stock.

                  (c) At the Effective Time, each share of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.

         1.06     DISSENTERS' RIGHTS.

                  (a) Notwithstanding Section 1.05 hereof, shares of Company Common Stock issued and outstanding immediately before the Effective Time, if any, that are held of record or beneficially owned by a person who has properly exercised and preserved and perfected dissenters' rights with respect to such shares under Sections 302A.471 and 302A.473 of the Minnesota Act and has not withdrawn or lost such rights ("Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration for such shares, but instead shall be treated in accordance with Sections 302A.471 and 302A.473 of the Minnesota Act unless and until such person effectively withdraws or loses such person's right to payment under Section 302A.473 of the Minnesota Act (through failure to preserve or protect such right or otherwise). If, after the Effective Time, any such person shall effectively withdraw or lose such right, then each such Dissenting Share held of record or beneficially owned by such person will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Merger Consideration, without interest.

                  (b) Each person holding of record or beneficially owning Dissenting Shares who becomes entitled, under the provisions of Sections 302A.471 and 302A.473 of the Minnesota Act, to payment of the fair value of such Dissenting Shares shall receive payment therefor (plus interest determined in accordance with Section 302A.473 of the Minnesota Act) from the Surviving Corporation.

                  (c) The Company shall give Buyer prompt written notice upon receipt by the Company at any time before the Effective Time of any notice of intent to demand the fair value of any shares of Company Common Stock under Section 302A.473 of the Minnesota Act and any withdrawal of any such notice. The Company will not, except with the prior written consent of Buyer, negotiate, voluntarily make any payment with respect to, or settle or offer to settle, any such demand at any time before the Effective Time.

         1.07 STOCK OPTIONS. Immediately before the Effective Time, each holder of a then-outstanding option (collectively, the "Options" and individually, an "Option") to purchase shares of Company Common Stock granted under any employee stock option or compensation plan of, or other arrangement with, the Company shall be entitled (whether or not such Option is then exercisable) to receive in cancellation of such Option a cash payment from the Company in an amount equal to the amount, if any, by which the Merger Consideration exceeds the per-share exercise price of such Option, multiplied by the number of shares of Company Common Stock then subject to such Option (the "Option Settlement Amount"), without interest, but subject to all required tax withholdings by the Company. The Company shall take all steps necessary including giving such notices and entering into such instruments consistent with the foregoing to give effect to this Section 1.07.

         1.08     PAYMENT FOR SHARES.

                  (a) Immediately before the Effective Time, Buyer or Buyer Subsidiary shall deposit or cause to be deposited in immediately available funds with American Stock Transfer Company or any other disbursing agent having capital, surplus and undivided profits exceeding $500 million that is selected by Buyer and reasonably satisfactory to the Company (the "Disbursing Agent"), cash in an amount equal to the product (rounded up or down to the nearest $.01) of (i) the number of shares of Company Common Stock issued and outstanding immediately before the Effective Time (other than (i) Dissenting Shares and (ii) shares then held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company) times (ii) the Merger Consideration (such amount being referred to as the "Fund").

                  (b) At or before the Effective Time, Buyer shall deliver irrevocable written instructions to the Disbursing Agent in form and substance reasonably satisfactory to the Company to make, out of the Fund, the payments referred to in Section 1.05(a) in accordance with
         Section 1.08(c). The Fund shall not be used for any other purpose, except as provided in this Agreement.

                  Any amount remaining in the Fund including, without limitation, all interest and other income received by the Disbursing Agent in respect of amounts in the Fund six months after the Closing Date (as defined below) may be refunded to the Surviving Corporation, at its option; PROVIDED, HOWEVER, that the Surviving Corporation shall continue to be liable for any payments required to be made thereafter under Section 1.05(a) hereof. If any Merger Consideration shall not have been disbursed prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or Option Settlement Amount payable to the former holder of Company Common Stock or Option would otherwise escheat to or become the property of any governmental authority), any such Merger Consideration or Option Settlement Amount shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (c) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company) of a certificate or certificates that, immediately before the Effective Time, represented issued and outstanding shares of Company Common Stock (other than Dissenting Shares) a letter of transmittal for return to the Disbursing Agent, and instructions for use in effecting the surrender of such certificate or certificates and the receipt of cash for each of such holder's shares of Company Common Stock under Section 1.05(a). The Disbursing Agent, as soon as practicable following receipt of any such certificate or certificates together with a duly executed letter of transmittal and any other items specified in the letter of transmittal, shall pay by cashier's check of the Disbursing Agent to the persons entitled thereto

         (subject to any required withholding of taxes by the Surviving Corporation) the amount (rounded up or down to the nearest $.01) determined by multiplying the number of shares of Company Common Stock represented by the certificate or certificates so surrendered by the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of any such certificate or certificates. If payment is to be made to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                  (d) If any such certificate or certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and customary indemnification against loss by the person claiming such certificate or certificates to have been lost, stolen or destroyed, the Disbursing Agent will pay in exchange for such lost, stolen or destroyed certificate to the persons entitled thereto (subject to any required withholding of taxes by the Surviving Corporation) the applicable Merger Consideration in respect thereof calculated pursuant to Section 1.08(c) upon receipt by the Disbursing Agent of such affidavit and indemnification against loss.

         1.09 NO FURTHER RIGHTS OR TRANSFERS. At the Effective Time, all shares of Company Common Stock issued and outstanding immediately before the Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of Company Common Stock issued and outstanding immediately before the Effective Time shall cease to have any rights as a shareholder of the Company with respect to the shares of Company Common Stock represented by such certificate or certificates, except for the right to surrender such certificate or certificates in exchange for the payment provided under Section 1.05(a) or to preserve and perfect such holder's right to receive payment for such holder's shares under Section 302A.473 of the Minnesota Act and
Section 1.06 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of Company Common Stock issued and outstanding immediately before the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         1.10 TENDER OFFER. Notwithstanding anything to the contrary in this Agreement, Buyer shall have the right to commence a cash tender offer to purchase all the outstanding shares of Common Stock (with at least a majority of the fully-diluted shares of Common Stock as a minimum condition, which cannot be waived without the written consent of the Company) at a price equal to or in excess of what would have been the Merger Consideration. The only conditions to acceptance of the shares shall be such conditions as are set forth in Section
5.01 and the minimum condition, unless the Company in its sole discretion shall agree to other conditions. Notwithstanding Buyer's exercise of its right to commence such an offer, this Agreement shall remain in full force and effect. Any shares of Common Stock not purchased in such offer shall, as promptly as possible, be acquired on the terms set forth in this Agreement, provided that if Buyer acquires, directly or indirectly, at least 90% of the outstanding shares pursuant to the offer,

Buyer will take all necessary and appropriate action to cause the Merger to become effective in accordance with Section 302A.621 of the Minnesota Act without a meeting of the shareholders as soon as practicable after the purchase of the shares pursuant to such offer.

                                   ARTICLE II

                                     CLOSING

         2.01 GENERALLY. Subject to Articles V and VII, the closing (the "Closing") of the Merger shall occur not later than the business day next following the special meeting of shareholders of the Company to be called under
Section 4.02, or at such other time as the Company and Buyer may mutually agree (the "Closing Date"). The Closing shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, New York, or at such other place as the Company and Buyer may mutually agree.

         2.02 DELIVERIES AT THE CLOSING.  Subject to Articles V and VII, at the
Closing:

                  (a) there shall be delivered to Buyer, Buyer Subsidiary and the Company the certificates and other documents and instruments the delivery of which is contemplated under Article V;

                  (b) the Company and Buyer Subsidiary shall cause the Articles of Merger to be filed as provided in Section 1.02 and shall take all other lawful actions and do all other lawful things necessary to cause the Merger to become effective; and

                  (c) subject to the right of the Surviving Corporation to receive a refund of amounts remaining in the Fund six months after the Closing Date under Section 1.08(b), Buyer or Buyer Subsidiary shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund in Section 1.08(a).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer and Buyer Subsidiary as follows:

                  (a) ORGANIZATION, STANDING, QUALIFICATION. Each of the Company and the corporations listed in Section 3.01(a) of the Disclosure Letter delivered by the Company to Buyer on June 4, 2000 (the "Disclosure Letter") under the heading "Subsidiaries" (collectively, the "Subsidiaries" and individually, a "Subsidiary") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Disclosure Letter) and has the requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company has no subsidiaries other than the Subsidiaries. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed or in good standing would not have, individually or in the aggregate, a material adverse effect upon the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The copies of the Articles or Certificate of Incorporation and By-Laws or similar organizational documents of the Company and each Subsidiary provided to Buyer are complete and correct as of the date of this Agreement.

                  (b) CAPITALIZATION. The authorized capital stock of the Company consists of 60 million shares of Company Common Stock, of which, as of the date of this Agreement, 41,577,129 shares are issued and outstanding, and five million shares of Preferred Stock, par value $.01 per share, of which 600,000 shares have been designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), none of which, as of the date of this Agreement, is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not granted in violation of any preemptive rights. There are no outstanding subscriptions, options, warrants, calls or other agreements or commitments under which the Company or any Subsidiary is or may become obligated to issue, sell, transfer or otherwise dispose of, or purchase, redeem or otherwise acquire, any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity interests, except for (i) Options to purchase up to 5,440,897 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth in Section 3.01(b) of the Disclosure Letter, (ii) the Rights Agreement dated as of October 24, 1995 between the Company and American Stock Transfer and Trust Company (the "Rights Agreement") under which each outstanding share of Company Common Stock has attached to it certain rights (the "Rights"), including rights under certain circumstances to purchase a fraction of a share of Series A Preferred Stock at $65 per right, subject to adjustment, and (iii) the Company's 7% Convertible Subordinated Notes due 2002 (the "Convertible Notes") in aggregate principal amount of $41,465,000 as of the date of this Agreement. At the Effective Time, the Options referred to in clause (i) will be cancelled in accordance with Section 1.07, the Rights Agreement will not be applicable to the Merger and the other transactions contemplated by this Agreement and the holders of the Rights will have no rights under the Rights or the Rights Agreement and the Convertible Notes will be convertible solely into the right to receive approximately $1,187.143 in cash for each $1,000 principal amount converted thereunder. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each Subsidiary, free and clear of all liens, security interests, pledges, charges and other encumbrances.
         Section 3.01(b) of the Disclosure Letter contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, other business association or person in which the Company has any direct or indirect equity ownership interest.

                  (c) AUTHORIZATION AND EXECUTION. The Company has the corporate power and corporate authority to execute and deliver this Agreement and, subject to approval by the holders of the Company Common Stock at the special meeting of shareholders referred to in Section 4.02, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the approval of its shareholders, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties set forth in Section 3.02(b), constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

                  (d) NO CONFLICTS. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles or Certificate of Incorporation, By-Laws or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (ii) except for the requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (iii) violate any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ or decree to which the Company or any of its Subsidiaries has been specifically identified as subject, or (iv) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any lien on the assets of the Company or any of its Subsidiaries under, any Material Contract (as defined below), except, in the case of clauses (ii), (iii), and
         (iv), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit or lien, or the failure to make such filing or obtain such consent or approval, would not, individually or in the aggregate, materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect.

                  (e) SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

                           (i) The Company has made available to Buyer, in the
                  form filed with the Securities and Exchange Commission (the "SEC"), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC since January 1, 1997 (all such reports, proxy statements, registration statements and filings, other than the Proxy Statement (as defined below), are collectively called the "SEC Reports" and individually called an "SEC Report"). No SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. Since January 1, 1997, the Company has filed all reports that it was required to file with the SEC under the Exchange Act and the rules and regulations of the SEC.

                           (ii) The consolidated financial statements contained
                  in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles.

                           (iii) Except as and to the extent reflected or
                  reserved against on the most recent balance sheet contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1999 (the "Balance Sheet"), neither the Company nor any of its Subsidiaries had, as of the date of such Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a balance sheet prepared in accordance with generally accepted accounting principles as in effect on such date (without regard to any events, incidents, assertions or state of knowledge occurring after such date).

                  (f) PROXY STATEMENT. The Proxy Statement will not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will not, at the time of the meeting of shareholders to which the Proxy Statement relates or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting (except that no representation is made by the Company with respect to statements made in, or incorporated by reference into, the Proxy Statement based on information furnished by Buyer or Buyer Subsidiary in writing specifically for inclusion in the Proxy Statement).

                  (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Balance Sheet and to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practices and neither the Company nor any of its Subsidiaries has (i) split, combined or reclassified any shares of its capital stock or made any other changes in its equity capital structure; (ii) purchased, redeemed or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock; (iii) declared, set aside or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any Subsidiary to the Company or another Subsidiary; (iv) issued any shares of its capital stock or granted any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of Options and grants of Options for 308,000 shares of Company Common Stock; (v) purchased any business, purchased any stock of any corporation, or merged or consolidated with any person; (vi) sold, leased or otherwise disposed of any assets or properties which were material to the Company and its Subsidiaries, taken as a whole, other than dispositions in the ordinary course of business; (vii) incurred, assumed or guaranteed any indebtedness for money borrowed other than intercompany indebtedness; (viii) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by reason of a concurrent change in generally accepted accounting principles; (ix) amended any terms of any of its outstanding securities, including, without limitation, the rights under the indenture governing the Company's 7% Convertible Subordinated Notes due 2002; (x) created or assumed any Lien (as defined below) on any material asset other than in the ordinary course of business consistent with past practices; (xi) except in the ordinary course of business consistent with past practice, (A) granted any severance or termination pay to any director, executive officer or key employee, (B) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or key employee, (C) increased benefits payable under any existing severance or termination pay policies or employment agreements with any director, executive officer or key employee, or (D) increased compensation, bonus or other benefits payable to directors, executives, officers or key employees; (xii) cancelled any material debts or claims or waived any material rights; (xiii) amended its charter or by-laws; (xiv) made any loans, advances or capital contributions to, or other investments in, any other person, other than to any direct or indirect wholly-owned Subsidiary; (xv) experienced a material adverse change with respect to a material supplier relationship; (xvi) made any material revaluation of any of its significant assets; (xvii) except for this Agreement, entered into any commitment to do any of the foregoing; or (xviii) suffered any business interruption, damage to or destruction of its properties or other incident, occurrence or event which interruption, damage, destruction, incident, occurrence or event has had or would reasonably be expected to have (after giving effect to insurance coverage) a Material Adverse Effect. "LIEN" means, with respect to any asset or right, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, title, exception, or encumbrance, option, right of first offer or refusal, easement, servitude, transfer restriction, or any other right of another to or adverse claim of any kind in respect of such asset or right, including, without limitation, under any stockholder agreement.

                  (h)      TAX MATTERS.

                           (i) The Company and its Subsidiaries have timely
                  filed (or received appropriate extensions of time to file) all material federal, state, local and foreign tax returns (collectively, "Tax Returns") required to be filed by them with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, property, excise, sales, use and other taxes of whatever kind (collectively, "Taxes"), and have paid on a timely basis all Taxes required to be paid, including, without limitation, those shown on such Tax Returns to the extent such Taxes have become due.

                           (ii) No Tax Returns filed by the Company or any of
                  its Subsidiaries are the subject of pending audits as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has received, before the date of this Agreement, a notice of deficiency or assessment of additional Taxes which notice or assessment remains unresolved. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which has not since expired.

                           (iii) The Company and its Subsidiaries have withheld
                  and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount and except for self-reported employee tips.

                           (iv) Neither the Company nor any of its Subsidiaries
                  has been a member of an affiliated group (as such term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) filing a consolidated federal income tax return for any tax year since January 1, 1992 other than a group the common parent of which was the Company.

                           (v) Neither the Company nor any of its Subsidiaries
                  has filed a consent under Code Section 341(f) concerning collapsible corporations.

                           (vi) Neither the Company nor any of its Subsidiaries
                  has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                           (vii) Neither the Company nor any of its Subsidiaries
                  is a party to any Tax allocation or sharing agreement other than between the Company and the Subsidiaries.

                           (viii) The Company has delivered or made available to
                  the Buyer true and complete copies of all requested federal, state, local and foreign income tax returns with respect to the Company and each of its Subsidiaries.

                           (ix) There is no contract, agreement, plan or
                  arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

                  (i)      REAL AND PERSONAL PROPERTY.

                           (i) OWNED PROPERTY; PERSONALTY. Section 3.01(i)(i) of the Disclosure Letter sets forth a list of all real property owned in fee by the Company or any Subsidiary. One or more of the Company and its Subsidiaries has good and marketable title to all such real property (including all buildings, fixtures and other improvements thereto, the "Owned Real Property"), free and clear of all mortgages, liens, security interests, charges and encumbrances, except (i) liens for taxes, assessments and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (ii) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other similar liens securing obligations that are not due and payable or that are being contested in good faith and in respect of adequate reserves have been established, (iii) mortgages, liens, security interests, charges and encumbrances evidenced by any lease, contract or agreement that is described in the Disclosure Letter or in the SEC Reports filed before the date of this Agreement or the non-disclosure of which therein does not constitute a misrepresentation under Section 3.01(j), (iv) imperfections of title and liens, charges and encumbrances that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, (v) in the case of any Owned Real Property subject to a title commitment described in the Disclosure Letter, imperfections of title and mortgages, liens, security interests, charges and encumbrances that are shown on such title commitment or are otherwise of record, and (vi) other mortgages, liens, security interests, charges and encumbrances described in the Disclosure Letter or in the SEC Reports filed before the date of this Agreement (clauses
         (i) through (iv) and clause (vi) being collectively the "Permitted Encumbrances"). The Company and its Subsidiaries have good and marketable title to, or the right to use, all of their other tangible properties and assets necessary to conduct their respective businesses as currently conducted, except for Permitted Encumbrances and other Liens of an immaterial nature. All of the Real Property (as hereinafter defined) and other tangible properties and assets are in good condition and repair, normal wear and tear excepted, and adequate in all material respects for the continued conduct of the business of the Company and its Subsidiaries in the manner in which it is currently conducted. The Company is not a guarantor of the tenant's obligations under the leases for the seven store sites indicated with an asterisk in Section 3.01(i)(i) of the Disclosure Letter.

                           (ii) LEASED REAL PROPERTY. Section 3.01(i)(ii) of the Disclosure Letter sets forth a list of all leases, subleases and other agreements (collectively, the "Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property that is not Owned Real Property (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). The Company has provided the Buyer with a true and correct copy of each Real Property Lease and any amendments thereto. Each Real Property Lease is valid, binding and in full force and effect, unless the failure of any Real Property Lease to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any landlord under any Real Property Leases is in breach of or in default under any of the Real Property Leases, except for breaches or defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for Permitted Encumbrances, the Company's and its Subsidiaries' interest in the Leased Real Property is free and clear of Liens. A Subsidiary of the Company, but not the Company, is the tenant under all of the Real Property Leases.

                           (iii) ENTIRE PREMISES. All of the land, buildings, structures and other improvements used by the Company or any of the Subsidiaries in the conduct of their businesses are included in the Owned Real Property or the Leased Real Property. The Leased Real Property and the Owned Real Property are hereinafter collectively referred to as the "Real Property."

                           (iv) SPACE LEASES. Section 3.01(i)(iv) of the Disclosure Letter contains a true, correct and complete schedule of all leases, subleases and other agreements (collectively, the "Space Leases") granting to any person or entity other than the Company or any of the Subsidiaries any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof. The Company has provided the Buyer with a true and correct copy of each Space Lease. To the Company's knowledge, no notice of default or termination under any Space Lease is outstanding and no termination event or condition or uncured default on the part of the Company, any of the Subsidiaries or the Space Tenant exists under any Space Lease, except for those defaults or terminations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           (v) CONDEMNATION. The Company and the Subsidiaries have not received notice of, and to the knowledge of the Company, there is not any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, or any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

                  (J) MATERIAL CONTRACTS. Except as set forth in Section 3.01(j) of the Disclosure Letter or in the SEC Reports filed before the date of this Agreement, and except for contracts entered into after the date hereof in compliance with Section 4.01, neither the Company nor any of its Subsidiaries is a party to or bound by any:

                           (i) employment agreement (other than those that are
                  terminable by the Company or any Subsidiary without cost or penalty upon 60 days' or less notice);

                           (ii) operating or capital lease, whether as lessor or
                  lessee, with respect to any real property;

                           (iii) contract, whether as licensor or licensee, for
                  the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than non-negotiated licenses of commercial off-the-shelf computer software);

                           (iv) loan or guaranty agreement, indenture or other
                  instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

                           (v) mortgage, security agreement, conditional sales
                  contract, capital lease or similar agreement which effectively creates a lien on any assets of the Company or any of its Subsidiaries;

                           (vi) contract restricting the Company or any of its
                  Subsidiaries in any material respect from engaging in business or from competing with any other parties;

                           (vii) plan of reorganization;

                           (viii) partnership or joint venture agreement;

                           (ix) collective bargaining agreement;

                           (x) that is a "material contract" (as defined in Item
                  601(b)(10) of Regulation S-K of the SEC);

                           (xi) franchise, restaurant services management,
                  royalty or similar agreement;

                           (xii) agreements relating to the acquisition of any
                  business (but excluding any acquisition of restaurant locations consistent with past practices);

                           (xiii) investment banking agreement; or

                           (xiv) except for negotiable instruments in the
                  process of collection, any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise) as guarantor, surety, cosigner, endorser, co-maker, indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity (other than the Subsidiaries).

                           All of the foregoing are collectively called
         "Material Contracts." To the extent Material Contracts are evidenced by documents, true and complete copies thereof have been delivered or made available to Buyer. Each Material Contract is in full force and effect, unless the failure of any Material Contracts to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any of the Material Contracts, except for breaches or defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (k) INTELLECTUAL PROPERTY. Section 3.01(k) of the Disclosure Letter contains a complete and correct list of all United States and foreign material patents and registered trademarks, trade names, service marks, Internet Domain names and copyrights, and all applications for any of the foregoing (collectively, "Proprietary Rights"), and all material licenses held by the Company and its Subsidiaries. Except as set forth in Section 3.01(k) of the Disclosure Letter, the Proprietary Rights constitute all the intellectual property rights that are required or reasonably necessary for the conduct of the business of the Company or its Subsidiaries as currently conducted. Except as set forth in Section 3.01(k) of the Disclosure Letter, the Company owns or otherwise possesses legally enforceable rights to use, sell and license, free and clear of any and all liens or material restrictions, any and all material intellectual property used in the conduct of the business of the Company and the Subsidiaries as currently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such right . None of the Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. There is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. Since January 1, 1997, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes, misuses or misappropriates in any material respect the intellectual property rights of others.

                  (l) LITIGATION. Except as described in Section 3.01(l) of the Disclosure Letter or in the SEC Reports filed at least five (5) business days before the date of this Agreement, no litigation, arbitration or administrative proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that, would have, individually or in the aggregate, a Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order or decree of any court, administrative agency or commission or other governmental authority.

                  (m) COMPLIANCE WITH LAWS. The Company and each of the Subsidiaries is and at all times since January 1, 1997 has been in compliance with and, to the knowledge of the Company, is not under investigation with respect to and has not been threatened in writing to be charged with or given written notice of any violation of, any statute, law, rule, regulation, judgment, decree, order, permit, license or other governmental authorization or approval applicable to the Company or any of the Subsidiaries or by which any property, asset or operation of the Company or any of the Subsidiaries is bound or effected, except for failures to comply or violations (A) that have not had, or cannot reasonably be expected to have individually or in the aggregate, a Material Adverse Effect or (B) that have not resulted in, or could not reasonably be expected to result in, the imposition of a criminal fine, penalty or sanction against the Company, any of the Subsidiaries or any of their respective officers or directors.

                  (n) NO BROKERS OR FINDERS. Except for U.S. Bancorp Piper Jaffray Inc., the Company has not engaged any investment banker, broker or finder in connection with the transactions contemplated hereby. The Surviving Corporation shall be liable for all obligations of the Company under its engagement letter with U.S. Bancorp Piper Jaffray Inc., a copy of which has previously been provided to Buyer.

                  (o) RETIREMENT AND BENEFIT PLANS.

                  (i) Each employee pension benefit plan ("Pension Plan"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance or other material employee benefit plan, agreement, commitment or arrangement ("Benefit Plan"), which is currently maintained by the Company or any Subsidiary or to which the Company or any Subsidiary currently contributes or is under any current obligation to contribute, or under which the Company or any Subsidiary has any current liability (collectively, the "Employee Plans" and individually, an "Employee Plan") is listed in Section 3.01(o) of the Disclosure Letter and, true and complete copies of all written plans have been delivered or made available to Buyer. In addition, summaries of all oral agreements, copies of the annual report (Form 5500 Series) required to be filed with any governmental agency with respect to each Pension Plan and Welfare Plan for the most recent plan year of such plan for which reports have been filed, the most recent IRS determination letters, if relevant, and summary plan descriptions have been delivered or made available to Buyer.

                  (ii) The Company and each Subsidiary has made on a timely basis all contributions or payments required to be made by it under the terms of the Employee Plans, ERISA, the Code or other applicable laws, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans.

                  (iii) Each Employee Plan (and any related trust or other funding instrument) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all material reports required to be filed with any governmental agency with respect to each Employee Plan have been timely filed.

                  (iv) Each Employee Plan that is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter from the IRS as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

                  (v) Except as set forth in Section 3.01(o)(v) of the Disclosure Letter, no Employee Plan exists that could result in the payment to any present or former employee of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  (vi) Except as set forth in Section 3.01(o)(vi) of the Disclosure Letter, none of the Company or the Subsidiaries has or will have any obligation or liability under a Welfare Plan which provides medical or dental benefits with respect to current or former employees of the Company beyond their termination of employment other than required by COBRA or other applicable laws, and all Welfare Plans are in compliance with the requirements of COBRA, to the extent applicable.

                  (vii) There has been no "mass layoff" or "plant closing" as each such term is defined by the Workers Adjustment and Retraining Notification Act ("WARN"), with respect to the employees of the Company or any of its Subsidiaries, with respect to which there could be any future liability to such employees under WARN.

                  (viii) There is no material litigation, arbitration or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any

         Subsidiary or, to the knowledge of the Company, any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, any participant or beneficiary, or any other governmental agency, with respect to any Employee Plan. None of the Company, any Subsidiary, any ERISA affiliate, or to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Employee Plan.

                  (v) Neither the Company nor any Subsidiary nor any ERISA Affiliate (as defined below) currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (vi) Neither the Company nor any Subsidiary has any liability with respect to any plan, program or arrangement maintained or contributed to by any ERISA Affiliate that would be an Employee Plan if it were maintained by the Company.

                  (vii) For purposes of this Section 3.01(o), "ERISA Affiliate" means (A) any trade or business with which the Company is under common control within the meaning of Section 4001(b) of ERISA, (B) any corporation with which the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, (C) any entity with which the Company is under common control within the meaning of Section 414(c) of the Code, (D) any entity with which the Company is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and (E) any entity with which the Company is aggregated under Section 414(o) of the Code.

                  (p)      ENVIRONMENTAL MATTERS.

                  (i)      For purposes of this Section 3.01(p),

                           (a) "Environmental Law" means the Comprehensive
                  Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1201 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources or the environment; and

                           (b) "Hazardous Substance" means any pollutant,
                  contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

                  (ii) Except as described in Section 3.01(p) of the Disclosure Letter or in the SEC Reports filed before the date of this Agreement:

                           (a) The Company and each of its Subsidiaries are in
                  full compliance in all material respects with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

                           (b) The Company and each of its Subsidiaries have
                  obtained, are in material compliance with, and have made all appropriate filings for issuance or renewal of, all material permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), including, without limitation, those regulating emissions, discharges or releases of Hazardous Substances, or the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the business of the Company or any of its Subsidiaries.

                           (c) Neither the Company nor any Subsidiary has
                  released any Hazardous Substances onto any real property owned or leased by the Company or any of its Subsidiaries in such a manner so as to create any material liability for the Company or any of its Subsidiaries.

                           (d) There are no claims, notices, civil, criminal or
                  administrative actions, suits, hearing investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that are based on or related to the failure to have any required Environmental Permits.

                           (e) To the knowledge of the Company, there are no
                  past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans
                  (i) that is reasonably likely to give rise to any material liability or other material obligation for the Company under any Environmental Laws or (ii) that is reasonably likely to form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company or any of its Subsidiaries resulting in material liability for the Company or any of its Subsidiaries.

                           (f) Neither the Company nor any of its Subsidiaries
                  has received written notice from any governmental agency that any of them have any material liability with respect to the release of any Hazardous Substances from any underground or aboveground storage tanks.

                           (g) Neither the Company nor any of its Subsidiaries
                  has received any written notice that any of them is or may be a potentially responsible person under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section. 9601 ET SEQ., or any similar state or local statute, in connection with any waste disposal site allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances.

                           (h) Neither the Company nor any of its Subsidiaries
                  has received any written notice that it has any material liability pursuant to any failure of the Company or any of its Subsidiaries to comply in any material respect with any Environmental Law or the requirements of any Environmental Permit.

                           (i) Neither the Company nor any of its Subsidiaries
                  has been in material violation of any Environmental Laws, nor has it been requested or required by any governmental entity to perform any investigatory or remedial activity or other action in connection with any actual or alleged release of Hazardous Substances or any other environmental matter.

                  (q) INSURANCE. The Disclosure Letter contains a list of all insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement.

                  (r) NO UNDISCLOSED LIABILITIES. Except as set forth in Section 3.01(r) of the Disclosure Letter or in the SEC Reports filed prior to the date hereof, neither the Company nor any Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) which individually, or in the aggregate, are reasonably likely to have a Material Adverse Effect.

                  (s) LABOR MATTERS. Except as set forth in Section 3.01(s) of the Disclosure Letter, (i) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees or former employees of the Company or of any Subsidiary, and (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreements and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent, any employee of the Company.

                  (t) OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of U.S. Bancorp Piper Jaffray Inc., a copy of which has been provided to Buyer, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of shares of Company Common Stock (other than Buyer or its affiliates) is fair to such holders from a financial point of view.

                  (u) VOTE REQUIRED. The only vote of the holders of any class or series of Company capital stock necessary to approve the Merger is the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all of the outstanding shares of Company Common Stock.

                  (v) STATE TAKEOVER STATUTES. The Company has taken all actions necessary under the Minnesota Act to approve the transactions contemplated by this Agreement. The Agreement and the Merger have been approved by a committee of the Board of Directors of the Company formed pursuant to Section 302A.673(d) of the Minnesota Act. Assuming for purposes of this Section 3.01(v) that no person or entity associated or affiliated with Buyer is an "interested shareholder" (as such term is defined in the Minnesota Act) of the Company who has not continuously been an interested shareholder of the Company during the four-year period preceding the Merger, Section 302A.673 of the Minnesota Act applicable to a "business combination" does not, and will not, prohibit the transactions contemplated hereunder, and the restrictions contained in Section 302A.671 of the Minnesota Act applicable to "control share acquisitions" will not prohibit the authorization, execution, delivery and performance of this Agreement or the consummation of the Merger by the Company. The authorization, execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereunder do not, and any formation of a "group" for purposes of
         Section 13(d)(3) of the Exchange Act in connection with this Agreement will not, result in a "control share acquisition" as defined in Section 302A.011 of the Minnesota Act. No other "fair price," "moratorium" or other similar anti-takeover statute or regulation prohibits (by reason of Company's participation therein) the Merger or the other transactions contemplated by this Agreement.

                  (w) AFFILIATE TRANSACTIONS. Except to the extent disclosed in any SEC Report, there are no other transactions, agreements, arrangements or understandings between the Company or any Subsidiary, on the one hand, and the Company's affiliates (other than wholly-owned Subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended. For purposes of this Agreement, the term "affiliate," when used with respect to any person, means any other person directly or indirectly controlling, controlled by, or under common control with such person. As used in the definition of "affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         3.02 REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY. Buyer and Buyer Subsidiary jointly and severally represent and warrant to the Company as follows:

                  (a) ORGANIZATION, STANDING, EQUITY OWNERSHIP. Each of Buyer and Buyer Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Buyer owns all of the issued and outstanding capital stock of Buyer Subsidiary. The copies of the Articles or Certificate of Incorporation and By-Laws of Buyer and Buyer Subsidiary provided to the Company are complete and correct as of the date of this Agreement. Buyer Subsidiary was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and the financing thereof.

                  (b) AUTHORIZATION AND EXECUTION. Each of Buyer and Buyer Subsidiary has the corporate power and corporate authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Buyer and Buyer Subsidiary have been duly authorized by the respective Boards of Directors of Buyer and Buyer Subsidiary and by Buyer as the sole shareholder of Buyer Subsidiary, and no further corporate action of Buyer or Buyer Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Buyer and Buyer Subsidiary and, assuming the accuracy of the representations and warranties set forth in Section 3.01(c), constitutes the legal, valid and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

                  (c) NO CONFLICTS. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary, nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles or Certificate of Incorporation or By-Laws, as currently in effect, of Buyer or Buyer Subsidiary, (ii) except for the requirements under the HSR Act, compliance with the Exchange Act, and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of Buyer or Buyer Subsidiary, (iii) violate any statute, law, ordinance, rule or regulation applicable to Buyer or Buyer Subsidiary or any injunction, judgment, order, writ or decree to which Buyer or Buyer Subsidiary has been specifically identified as subject, or (iv) result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default under, or require the consent of any third party under, any instrument, contract or agreement to which Buyer or Buyer Subsidiary is a party or by which Buyer or Buyer Subsidiary is bound, except, in the case of clauses
         (ii), (iii) and (iv), where such violation, breach or default, or the failure to make such filing or obtain such consent or approval, would not, individually or in the aggregate, materially impair the ability of Buyer or Buyer Subsidiary to consummate the transactions contemplated by this Agreement.

                  (d) PROXY STATEMENT. None of the information furnished or to be furnished by Buyer or Buyer Subsidiary in writing specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time of the meeting of shareholders to which the Proxy Statement relates or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.

                  (e) LITIGATION. No litigation, arbitration or administrative proceeding is pending or, to the knowledge of Buyer or Buyer Subsidiary, threatened against Buyer or Buyer Subsidiary as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement.

                  (f) NO BROKERS OR FINDERS. Neither Buyer nor Buyer Subsidiary has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby, except for persons and their affiliates name in clause (g) of this Section 3.02. Buyer shall be liable for all obligations of Buyer and Buyer Subsidiary to any such persons.

                  (g) AVAILABILITY OF FUNDS.

                           (i) With respect to senior bank financing, Buyer has
                  delivered to the Company a true and complete copy of a commitment of Lehman Brothers Commercial Paper, Inc. and Fleet National Bank (the "Senior Commitment"). The Senior Commitment is in full force and effect, and neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions included in the Senior Commitment will not be satisfied before the Effective Time.

                           (ii) With respect to mezzanine financing, Buyer has
                  delivered to the Company a true and complete copy of a commitment of Credit Suisse First Boston (the "Mezzanine Commitment"). The Mezzanine Commitment is in full force and effect, and neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions included in the Mezzanine Commitment will not be satisfied before the Effective Time.

                           (iii) With respect to equity financing, Buyer has
                  delivered to the Company a commitment letter of Caxton-Iseman Capital, Inc. ("Caxton-Iseman Capital"). The Caxton-Iseman Capital commitment is in full force and effect, and neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions included in this commitment will not be satisfied before the Effective Time.

                           (iv) Buyer believes that the financing described in
                  paragraphs (i) through (iii) above is sufficient to enable Buyer to complete the transactions contemplated by this Agreement.

                                   ARTICLE IV

               CONDUCT AND TRANSACTIONS BEFORE THE EFFECTIVE TIME

         4.01     OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME.

                  (a) From the date hereof to the Effective Time, the Company will, and will cause each Subsidiary to, exercise reasonable commercial efforts to preserve intact in all material respects its business organization, keep available for itself and the Surviving Corporation the services of its present officers and key employees, and preserve its present relationships with other persons having significant business dealings with the Company or any Subsidiary, except as otherwise consented to in writing by Buyer.

                  (b) From the date hereof to the Effective Time, the Company will, and will cause each Subsidiary to, conduct its business and operations in the ordinary and usual course, except as otherwise required or permitted by this Agreement or consented to in writing by Buyer.

                  (c) Except as otherwise required or permitted by this Agreement or consented to in writing by Buyer, the Company will not, from the date hereof until the Effective Time, (i) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure; (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;
         (iii) declare, set aside or pay any dividend or make any other distribution in respect of shares of its capital stock; or (iv) enter into any commitment to do any of the foregoing.

                  (d) Except as otherwise required or permitted by this Agreement or consented to in writing by Buyer, the Company will not, and will not permit any Subsidiary to, from the date hereof until the Effective Time,

                           (i) amend its Articles or Certificate of
                  Incorporation, By-Laws or similar organizational documents;

                           (ii) issue any shares of its capital stock or any
                  options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for option grants to employees consistent with past practices or issuances of shares of Company Common Stock upon the exercise of any Options or of any Rights under the Rights Agreement or upon the conversion of the Company's 7% Convertible Subordinated Notes due 2002, or designate any class or series of capital stock from its authorized but undesignated Preferred Stock;

                           (iii) purchase any capital assets or make any capital
                  expenditures (except as set forth in the Company's capital expenditures budget previously delivered to Buyer), purchase any business, purchase any stock of any corporation, or merge or consolidate with any person and in no event enter into any commitment to purchase or develop any enterprise resource or management information system (provided, however, that the Company may continue to fund the exploration of such systems, such funding not to exceed $500,000);

                           (iv) sell, lease or otherwise dispose of any assets
                  or properties that are material to the Company and its Subsidiaries, taken as a whole, other than dispositions in the ordinary course of business and other than those consistent with the Company's existing asset impairment policies, but in no event shall such dispositions exceed $5 million in the aggregate;

                           (v) incur, assume or guarantee any indebtedness for
                  money borrowed other than intercompany indebtedness;

                           (vi) enter into any new employee benefit plan,
                  program or arrangement, or any new employment or severance agreement, modify in any respect materially adverse to the Company or any Subsidiary any existing employee benefit plan, program or arrangement (except as required by law), or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business, grant any increases in employee compensation or benefits consistent with past practice, provided, however, that no additional options, warrants, stock appreciation rights or similar securities representing interests in the equity of the Company or any of its Subsidiaries shall be awarded or granted;

                           (vii) enter into any collective bargaining agreement,
                  except as required by law;

                           (viii) change or modify in any material respect any
                  existing accounting method, principle or practice, other than as required by changes in generally accepted accounting principles after the date hereof;

                           (ix) enter into any new Material Contract (other than
                  in the ordinary course of business, including real estate leases, land purchase agreements, and development agreements), or modify in any respect materially adverse to the Company or any Subsidiary any existing Material Contract;

                           (x) settle the existing securities class action
                  lawsuit against the Company and certain present and former directors and officers of the Company, such consent of Buyer not to be unreasonably withheld; or

                           (xi) enter into any commitment to do any of the
                  foregoing.

         4.02     SHAREHOLDERS' MEETING; PROXY MATERIAL.

                  (a) The Company shall use reasonable best efforts to cause a special meeting of its shareholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement. The Board of Directors of the Company shall recommend approval of this Agreement by the shareholders of the Company, unless the Board of Directors of the Company, after consulting with its legal and financial advisors, determines that to do so would result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law.

                  (b) The Company (i) as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to such shareholders meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the "Proxy Statement"), (ii) shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable, and
         (iii) as soon as reasonably practicable thereafter, shall cause copies of such Proxy Statement and form of proxy to be mailed to its shareholders in accordance with the provisions of the Minnesota Act (unless the Board of Directors of the Company shall determine, in the good-faith exercise of its fiduciary duties, that such mailing should not be made). Before the filing of the Proxy Statement and form of proxy with the SEC, the Company shall provide reasonable opportunity for Buyer to review and comment upon the contents of the Proxy Statement and form of proxy. The Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. After the delivery to the Company's shareholders of copies of the Proxy Statement and form of proxy, the Company shall use reasonable efforts to solicit proxies in connection with such shareholders meeting in favor of approval of this Agreement, unless the Board of Directors of the Company, after receiving a bona fide unsolicited Third Party Acquisition Offer (as defined below) and after consulting with its legal and financial advisors, determines that to do so would result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law.

         4.03 NO SHOPPING. From the date hereof until the Effective Time, the Company will not, and will not permit any officer, director, financial adviser or other agent or representative of the Company, directly or indirectly, to (a) take any action to seek, initiate or solicit any offer, proposal or indication of interest from any person or group to acquire any shares of capital stock of the Company or any Subsidiary, to merge, consolidate or enter into any business combination with the Company or any Subsidiary, or to otherwise acquire, except to the extent not prohibited by Section 4.01(d)(iv), any significant portion of the assets of the Company and its Subsidiaries, taken as whole (a "Third-Party Acquisition Offer"), or (b) except to the extent the Board of Directors of the Company shall otherwise determine, after receiving a bona fide unsolicited Third

Party Acquisition Offer and after consulting with its legal and financial advisors, that to do otherwise would result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law, engage in negotiations concerning a Third-Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any Subsidiary or any confidential or proprietary trade or business information relating to the business of the Company or any Subsidiary, or afford access to the properties, books or records of the Company or any Subsidiary, to any person or group that the Company has reason to believe may be considering a Third-Party Acquisition Offer.

         The Company will as promptly as reasonably practicable notify Buyer after receipt of any Third-Party Acquisition Offer or any indication that any person is considering making a Third-Party Acquisition Offer or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that may be considering making, or has made, a Third-Party Acquisition Offer or that the Company intends to engage in negotiations with, or to provide information to any such person. The Company shall as promptly as reasonably practicable provide Buyer with a reasonable description of such Third-Party Acquisition Offer and a copy of such Third-Party Acquisition Offer. The Company shall require that such person enter into a confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement referred in Section 4.08. The Company shall keep Buyer fully informed on a current basis of the status and details of any such Third-Party Acquisition Offer, indication or request.

         4.04 ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company will give Buyer and its counsel, financial advisers, auditors and other authorized representatives and its financing sources reasonable access to the offices, properties, books and records of the Company and each Subsidiary at all reasonable times and upon reasonable notice, and will instruct the employees, counsel, financial advisers and auditors of the Company and each Subsidiary to cooperate with Buyer and each such representative and financing source in all reasonable respects in its investigation of the business of the Company and its Subsidiaries. Buyer and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the Company and its Subsidiaries and will take all necessary precautions (including obtaining the written agreement of its respective employees or representatives involved in such investigation) to protect the confidentiality of any information of the Company and its Subsidiaries disclosed to such persons during such investigation.

         4.05 AMENDMENT OF THE COMPANY'S EMPLOYEE PLANS. The Company will, effective at or immediately before the Effective Time, cause any Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting such Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger.

         4.06 HSR ACT. Each of the Company, Buyer and Buyer Subsidiary will file all Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will exercise reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

         4.07 CERTAIN RESIGNATIONS. The Company will use its reasonable efforts to assist Buyer in procuring the resignation, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company and its Subsidiaries.

         4.08 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement between the Company and Buyer dated February 25, 2000 shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer shall comply with the terms of the Confidentiality Agreement.

         4.09 OPTIONS. The Company will take such actions as are necessary to cause each Option outstanding immediately before the Effective Time (whether or not such Option is then exercisable) to be canceled immediately before the Effective Time in consideration for a cash payment by the Company equal to the Option Settlement Amount for such Option, subject to all applicable tax withholding. The Company shall comply with all applicable requirements regarding income tax withholding in connection with the foregoing.

         4.10 AMENDMENT TO RIGHTS AGREEMENT. Before, or simultaneously with, the execution and delivery of this Agreement, the Board of Directors of the Company amended the Rights Agreement to provide that (a) neither Buyer nor Buyer Subsidiary will become an "Acquiring Person" (as defined in the Rights Agreement) as a result of the execution of this Agreement or the consummation of the Merger, (b) no "Shares Acquisition Date," "Distribution Date," "Section 11(a)(ii) Event," or "Section 13 Event" (as such terms are defined in the Rights Agreement) will occur as a result of the consummation of the Merger, and (c) all outstanding Rights issued and outstanding under the Rights Agreement will expire immediately before the Effective Time. Anything in this Agreement to the contrary notwithstanding, the Company shall have the right at any time after the date of this Agreement and before the Effective Time to further amend, or take any other action with respect to, the Rights Agreement as deemed necessary by the Company; PROVIDED, HOWEVER, that any such further action or amendment shall not contravene the amendment referred to in this Section 4.10; PROVIDED FURTHER, HOWEVER, that any such amendment or action shall be subject to the prior written approval of Buyer which approval shall not be unreasonably withheld.

         4.11 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take or cause to be taken, all action and to do, or to cause to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party and with Buyer's financing sources. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, and franchises of either of the Constituent

Corporations, the proper officers and directors of the Surviving Corporation may take all such necessary action.

         4.12 SUBSTITUTE FINANCING. If for any reason any portion of the financing described in Section 3.02(g) (the "Financing") shall not be available, Purchaser shall use its reasonable best efforts to secure one or more substitute financing commitments on terms no less favorable to Purchaser than those contained in the commitment letters relating to the Financing until the earlier of the termination of this Agreement and December 31, 2000.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 CONDITIONS TO THE OBLIGATIONS OF BUYER AND BUYER SUBSIDIARY. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Sections 5.01(b) and (e)) may be waived by Buyer and Buyer Subsidiary:

                  (a) The representations and warranties of the Company contained in Section 3.01 of this Agreement shall be true and correct in all respects as of the date of this Agreement and immediately before the Effective Time, except to the extent any inaccuracies in any such representation or warranty, individually or in the aggregate, do not materially impair the ability of the Company to consummate the transactions contemplated hereby and has not had and is not reasonably likely to have a Material Adverse Effect (provided that, solely for purposes of this Section 5.01(a), any representation or warranty in
         Section 3.01 that is qualified by Material Adverse Effect language or other materiality qualifier shall be read as if such language were not present), except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date. The Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and Buyer and Buyer Subsidiary shall have received a certificate signed by an executive officer of the Company to the effects set forth in this Section 5.01(a).

                  (b) This Agreement shall have been approved at the meeting of the shareholders of the Company referred to in Section 4.02 by the vote required by the Minnesota Act and the Company's Articles of Incorporation.

                  (c) Neither the Company nor any Subsidiary shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties or other incident, occurrence, change or event (other than incidents, occurrences or events generally applicable to the industry in which the Company and the Subsidiaries operate or changes in general economic or market conditions) that has had or would reasonably be expected to have (after giving effect to any insurance coverage) a Material Adverse Effect; PROVIDED, HOWEVER, that none of the items set forth in the Disclosure Letter shall be deemed to have had a Material Adverse Effect for purposes of this Section 5.01(c).

                  (d) There shall not be pending any action or proceeding brought by any governmental or other regulatory or administrative agency or commission requesting or looking toward an injunction, writ, order, judgment or decree that, in the reasonable judgment of Buyer, is reasonably likely, if issued, to restrain or prohibit the consummation of any of the transactions contemplated hereby or require rescission of this Agreement or any such transactions or result in material damages to Buyer, Buyer Subsidiary or the Surviving Corporation or their respective officers or directors if the transactions contemplated hereby are consummated, nor shall there be in effect any provision of applicable law prohibiting the consummation of the Merger or any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

                  (e) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                  (f) No Rights shall have become exercisable under the Rights Agreement.

                  (g) Funds in the amount of the Senior Commitment and the Mezzanine Commitment shall have been made available to Buyer or Buyer Subsidiary as contemplated in Sections 3.02(g)(i) and (ii).

                  (h) The holders of not more than 10% of the outstanding shares of Common Stock shall have exercised dissenters' rights in accordance with the Minnesota Act.

                  (i) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been made or obtained.

                  (j) Immediately prior to the Effective Time, the Company shall have cash and cash equivalents (as determined in accordance with generally accepted accounting principals) of at least $110 million.

         5.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Section 5.02(b) and (d)) may be waived by the Company:

                  (a) The representations and warranties of Buyer and Buyer Subsidiary contained in Section 3.02 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately before the Effective Time, except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date. Each of Buyer and Buyer Subsidiary shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of each of Buyer and Buyer Subsidiary to the effects set forth in this Section 5.02(a).

                  (b) This Agreement shall have been approved at the meeting of the shareholders of the Company referred to in Section 4.02 by the vote required by the Minnesota Act and the Company's Articles of Incorporation.

                  (c) There shall not be in effect any provision of applicable law prohibiting the consummation of the Merger or any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

                  (d) All applicable waiting periods (and any extension thereof) under the HSR Act shall have expired or otherwise been terminated.

                  (e) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been made or obtained.

                                   ARTICLE VI

                CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME

                  6.01     EMPLOYEE MATTERS.

                  (a) For a period of at least one year after the Effective Time, Buyer shall, or shall cause the Surviving Corporation, a Subsidiary or any other affiliate of Buyer to maintain welfare and pension benefit plans, programs and arrangements that are, in the aggregate, for the employees as a whole who were active full-time employees of the Company or any Subsidiary immediately before the Effective Time and continue to be active full-time employees of Buyer, the Surviving Corporation, any Subsidiary or any other affiliate of Buyer, no less favorable than those provided by the Company and its Subsidiaries immediately before the Effective Time (provided that nothing herein shall obligate Buyer, the Surviving Corporation, any Subsidiary or any other affiliate of Buyer to provide such employees with any equity or stock-based compensation).

                  (b) From and after the Effective Time, for purposes of determining eligibility, vesting and entitlement to vacation and severance benefits for employees actively employed full-time by the Company or any Subsidiary immediately before the Effective Time under any compensation, severance, welfare, pension, benefit or savings plan of Buyer or any of its affiliates in which active full-time employees of the Company and its Subsidiaries become eligible to participate (whether under Section 6.01(a) above or otherwise), service with the Company or any of its Subsidiaries (whether before or after the Effective Time) shall be credited as if such service had been rendered to Buyer or such affiliate.

                  (c) If the Surviving Corporation or any of the Subsidiaries, or any of their respective successors or assigns, transfers all or substantially all of its properties and assets to any person or persons (other than Buyer or an affiliate of Buyer) within one year of the Effective Date, then, and in each such case, proper provision shall be made so that the transferee assumes (and if more than one, the transferees assume, jointly and severally) the obligations set forth in this Section 6.01.

         6.02 INDEMNIFICATION. All rights to indemnification, expense advancement and exculpation existing in favor of any present or former director, officer or employee of the Company or any of its Subsidiaries as provided in the Articles or Certificate of Incorporation, By-Laws or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 6.02. Buyer hereby guarantees, effective at the Effective Time, all obligations of the Surviving Corporation and the Subsidiaries in respect of such indemnification and expense advancement.

         6.03 DIRECTORS AND OFFICERS LIABILITY INSURANCE. For a period of at least six years after the Effective Time, the Surviving Corporation shall, and Buyer (for so long as it shall control the Surviving Corporation) shall cause the Surviving Corporation to, maintain in effect either (i) the current policy of directors' and officers' liability insurance maintained by the Company (provided that Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (ii) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the Surviving Corporation shall not be obligated to spend more than 200% of the average annual premium in effect during the last three years in connection with this
Section 6.03. Notwithstanding the foregoing, if the amount of the coverage required by this Section exceeds 200% of the amount of the average annual premium in effect during the last three years, Buyer and the Surviving Corporation shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to no more than such 200% amount. If Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of Buyer and/or the Surviving Corporation are bound by the obligations of the respective party set forth in Section 6.02 and this Section 6.03.

                                   ARTICLE VII

                           TERMINATION AND ABANDONMENT

         7.01 GENERALLY. This Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company:

                  (a) by mutual consent of the Boards of Directors of Buyer and the Company;

                  (b) by Buyer or the Company if the transactions contemplated hereby shall not have been consummated on or before December 31, 2000 (which date may be extended by mutual agreement of Buyer and the Company), PROVIDED that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Buyer is seeking to terminate this Agreement, of Buyer Subsidiary) to comply in all material respects with its obligations under this Agreement;

                  (c) by Buyer, if (i) any of the conditions set forth in
         Section 5.01 shall become impossible to fulfill other than for reasons within the control of Buyer or Buyer Subsidiary, and such conditions shall not have been waived by Buyer under Section 8.03, or (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the Minnesota Act and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof;

                  (d) by the Company, if (i) any of the conditions set forth in
         Section 5.02 shall become impossible to fulfill other than for reasons within the control of the Company, and such conditions shall not have been waived by the Company under Section 8.03, or (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the Minnesota Act and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof;

                  (e) by the Company upon not less than five days notice to Buyer, if the Board of Directors of the Company, in the good-faith exercise of its fiduciary duties, withdraws or adversely modifies its recommendation of the Merger, or if a bona fide Third-Party Acquisition Offer is received by the Company or its shareholders, which the Board of

         Directors of the Company determines, in the good faith exercise of its fiduciary duties, to accept, approve or recommend (provided, however, that the parties agree that the provision of any notice under this
         Section 7.01(e) shall not in itself provide Buyer with any right to terminate this Agreement); or

                  (f) by the Buyer, if the Board of Directors of the Company withdraws or adversely modifies its recommendation of the Merger, or if the Board of Directors of the Company accepts, approves or recommends, or publicly proposes to accept, approve or recommend, a Third-Party Acquisition Offer, or if there is any public announcement that any person or group has made or intends to make a Third-Party Acquisition Proposal and such Third-Party Acquisition Proposal is not rejected by the Board of Directors of the Company within 30 days of such announcement.

                  (g) by Buyer, if the Company shall have breached any representation or obligation contained in this Agreement, such breach would give rise to a failure of the condition set forth in Section 5.01(a) and such breach has not been cured within 30 days after the giving of written notice to the Company.

                  (h) by the Company, if Buyer shall have breached any representation or obligation contained in this Agreement, such breach would give rise to a failure of the condition set forth in Section 5.02(a) and such breach has not been cured within 30 days after the giving of written notice to Buyer.

         7.02 PROCEDURE AND EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement by the Company or Buyer under Section 7.01, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 8.04 or to the extent that the termination is a direct result of a willful and material breach or violation by such party of a representation, warranty, or covenant contained in this Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.01 TERMINATION OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Disclosure Letter) or in any certificate furnished under this Agreement shall not survive the Effective Time.

         8.02 AMENDMENT AND MODIFICATION. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the meeting of shareholders contemplated by Section 4.02, the amount of the

Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered without the approval of the shareholders.

         8.03 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein (except the conditions in Sections 5.01(b) and (e) and 5.02(b) and (d) of this Agreement) may be waived in writing by the Company or by Buyer and Buyer Subsidiary, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.03.

         8.04     EXPENSES AND TERMINATION FEE.

                  (a) Except as otherwise provided in Sections 8.04(b) and (e), all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses. Any such expenses incurred by the Company and not paid before the Effective Time shall be liabilities of the Surviving Corporation. Provided that if the Merger is completed, Buyer's expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby will be paid by the Surviving Corporation immediately following the Effective Time.

                  (b) If this Agreement is terminated under Section 7.01 and if Buyer is entitled to a Termination Fee (as defined below) under paragraph (c) of this Section 8.04 or the Agreement is terminated in accordance with Section 7.01(c)(ii) or 7.01(d)(ii) and Buyer is not entitled to a Termination Fee under paragraph (c) of this Section 8.04 and has not materially breached its obligations hereunder, then the Company shall, at the same time as the Termination Fee is required to be paid under paragraph (c) of this Section 8.04 (or not later than five business days following such termination under Section 7.01(c)(ii) or 7.01(d)(ii)), pay Buyer an amount equal to all reasonable, documented out-of-pocket expenses incurred by or on behalf of Buyer or Buyer Subsidiary in connection with the negotiation, preparation, financing, execution or consummation of this Agreement and the transactions contemplated hereby, including reasonable legal, accounting, travel, filing, printing, financing commitment and other out-of-pocket expenses; PROVIDED, HOWEVER, that the aggregate expenses payable by the Company to Buyer under this Section 8.04(b) in the event Buyer is entitled to a Termination Fee shall not exceed $6.43 million, and that the aggregate expenses payable by the Company to Buyer under this Section 8.04(b) in the event of a termination under Section 7.01(c)(ii) or 7.01(d)(ii) where no Termination Fee is payable shall not exceed $4 million.

                  (c) The Company shall, within five business days after termination of this Agreement under Section 8.04(c)(i) and within five business days after the consummation or the execution of the definitive agreement referred to in Section 8.04(c)(ii), pay Buyer a fee of $19.29 million (a "Termination Fee"), in addition to the expenses set forth in Section 8.04(b), if any of the following occurs:

                           (i) this Agreement is terminated (A) by the Company
                  under Section 7.01(e), (B) by Buyer under Section 7.01(f) or
                  (C) by Buyer if there shall have been any material breach of any provision of Section 4.02 or 4.03; or

                           (ii) this Agreement is terminated (A) by Buyer under
                  Section 7.01(b) or (c)(i) and the condition giving rise to Buyer's right of termination resulted from a breach by the Company of any of its representations, warranties or covenants contained in this Agreement (except as provided in paragraph 8.04(c)(i)(C)), (B) by Buyer under Section 7.01(c)(ii), or (C) by the Company under Section 7.01(d)(ii); PROVIDED, HOWEVER, that (I) prior to any termination under Section 7.01(b) or
                  (c)(i)) or in the case of a termination under Section 7.01(c)(ii) or (d)(ii) prior to any meeting of the shareholders of the Company called for purposes of approving this Agreement either (A) any person or group shall have informed the Company that such person or group proposes, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company's shareholders, propose, a Third-Party Transaction (as defined below), or (B) any such person or group or the Company publicly announces (including any filing with any federal or state office or agency) that such person or group has proposed, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company's shareholders, propose, a Third-Party Transaction; AND (II) within six months after such termination a Third-Party Transaction is consummated or a binding agreement providing for a Third-Party Transaction is entered into by the Company.

                  (d) In no event shall more than one Termination Fee be payable under this Section 8.04. As used herein, "Third-Party Transaction" means the occurrence of any of the following events:

                           (i) the acquisition of the Company by merger,
                  consolidation, statutory share exchange or other business combination transaction by any person other than Buyer, Buyer Subsidiary or any affiliate thereof (a "Third Party"), in which transaction the holders of shares of Company Common Stock immediately before the transaction receive a per-share consideration in excess of the Merger Consideration;

                           (ii) the acquisition by any Third Party of 30% or
                  more (in book value or market value) of the total assets of the Company and its Subsidiaries, taken as a whole, for consideration that indicates a total value for the Company and its Subsidiaries in excess of the sum of (A) the product of the number of shares of Company Common Stock outstanding on the date of this Agreement multiplied by the Merger Consideration, plus (B) the aggregate of the Option Settlement Amounts for all Options outstanding on the date of this Agreement; or

                           (iii) the acquisition by a Third Party of 30% or more
                  of the outstanding shares of Company Common Stock, whether by tender offer, exchange offer or otherwise, for a per-share consideration in excess of the Merger Consideration.

         8.05 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that each of the Company and Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will provide the other parties to this Agreement with a draft of the proposed disclosure sufficiently in advance to permit such other parties to provide comments to the disclosure and the disclosing party will revise such disclosure to reflect all reasonable comments before making the disclosure).

         8.06 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article V are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

         8.07 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Buyer or Buyer Subsidiary, to it at:

                           Big Boy Holdings, Inc.
                           667 Madison Avenue
                           New York, NY 10021

                           Attention: Frederick J. Iseman

                                    with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas

                           New York, NY 10019-6064

                           Attention: Carl L. Reisner, Esq.

                           (b)      If to the Company, to it at:

                           1460 Buffet Way
                           Eagan, Minnesota 55121

                           Attention:  Roe H. Hatlen

                                    with a copy to each of:

                           H. Thomas Mitchell, General Counsel
                           Buffets, Inc.
                           1460 Buffet Way
                           Eagan, Minnesota 55121

                           And

                           Douglas P. Long
                           Faegre & Benson LLP
                           2200 Norwest Center
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402

         8.08 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, that Buyer and Buyer Subsidiary may assign all or any of their rights hereunder to any of their respective affiliates or to any person providing financing to Buyer or Buyer Subsidiary provided that no such assignment shall relieve the assigning party of its obligations hereunder. Except for the provisions of Article I and Sections 6.01, 6.02 and 6.03, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         8.09 INTERPRETATION. As used in this Agreement, (i) "including" means "including without limitation"; (ii) "person" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization and a government or any department or agency thereof; (iii) "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; (iv) "business day" means any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States or the State of Minnesota; (v) all dollar amounts are expressed in United States funds; (vi) the phrase "to the knowledge of the Company" or any similar phrase shall mean the actual knowledge of one or more of the executive officers of the Company; and (vii) "subsidiary" of any specified corporation shall mean any person of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

         8.10 GOVERNING LAW. The Agreement shall be governed by the laws of the State of Minnesota without giving effect to conflict-of-laws principles.

         8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         8.12 HEADINGS; INTERNAL REFERENCES. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         8.13 ENTIRE AGREEMENT. This Agreement, including the Disclosure Letter and the exhibits hereto, and the Confidentiality Agreement described in Section 4.08, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants or undertakings of the parties, other than those expressly set forth or referred to in this Agreement or such Confidentiality Agreement.

         8.14 SEVERABILITY. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

         8.15 DISCLOSURE LETTER. Matters reflected in the Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Letter. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. A disclosure made by the Company in any Section of this Agreement or the Disclosure Letter shall qualify other sections of the Agreement or the Disclosure Letter only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                            BUFFETS, INC.

                            By:        /s/ Kerry A. Kramp
                              ----------------------------------------------
                              Its:   President and Chief Operating Officer
                                   -----------------------------------------

                            BIG BOY HOLDINGS, INC.

                            By:        /s/ Frederick J. Iseman
                              ----------------------------------------------
                              Its:       President
                                   -----------------------------------------

                            BIG BOY MERGER CORPORATION

                            By:        /s/ Frederick J. Iseman
                              ----------------------------------------------
                               Its:       President
                                   -----------------------------------------

         For the benefit of Buffets, Inc., the undersigned, Caxton-Iseman Capital, Inc., hereby makes to Buffets, Inc. the representations and warranties contained in Section 3.02(g) of the Agreement and Plan of Merger (replacing the term "Buyer" with Caxton-Iseman Capital, Inc.) and undertakes and agrees to cause Buyer to perform Buyer's agreements under Section 4.12 of the Agreement and Plan of Merger. The undersigned hereby represents and warrants to Buffets, Inc. that (i) it has full corporate power and authority to execute and deliver this agreement and perform its obligations hereunder, (ii) it has taken all actions necessary to authorize the execution, delivery and performance of this agreement by it, (iii) such execution, delivery and performance do not conflict with, violate or otherwise result in a default under its Certificate of Incorporation, Bylaws or other organizational documents, and (iv) this agreement is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Buffets, Inc., by its execution of the Agreement and Plan of Merger, acknowledges that the undersigned is not a party to or bound by the terms thereof except to the extent that it involves the representations and warranties and undertakings set forth in this paragraph.

                            CAXTON-ISEMAN CAPITAL, INC.

                            By:  /s/ Frederick J. Iseman
                               ----------------------------------
                                Its:    President
                                    -----------------------------